--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under sec.240.14a-12

                           PITTSBURGH FINANCIAL CORP.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2)of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5) Total fee paid:

     ---------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3) Filing Party:

     ---------------------------------------------------------------------------
     (4) Date Filed:

     ---------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   [PITTSBURGH FINANCIAL CORP. LETTERHEAD]

                                                               December 23, 2002


Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Pittsburgh Financial Corp. The meeting will be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 23, 2003 at 11:00 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

         It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign, and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

         Your continued support of and interest in Pittsburgh Financial Corp. are sincerely appreciated.

                                              Sincerely,


                                              /s/ J. Ardie Dillen
                                              ----------------------------------
                                              J. Ardie Dillen
                                              Chairman of the Board, President
                                              and Chief Executive Officer

                           PITTSBURGH FINANCIAL CORP.
                              1001 VILLAGE RUN ROAD
                           WEXFORD, PENNSYLVANIA 15090
                                 (724) 933-4509

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 23, 2003

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Pittsburgh Financial Corp. (the "Company") will be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 23, 2003 at 11:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

         (1) To elect two (2) directors for a three-year term and one (1) director for a two-year term and in each case or until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2003; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed December 13, 2002 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/ Gregory G. Maxcy
                                              ----------------------------------
                                              Gregory G. Maxcy
                                              Secretary

Wexford, Pennsylvania
December 23, 2002


YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                          PITTSBURGH FINANCIAL CORP.

                                  ----------

                               PROXY STATEMENT

                                  ----------

                        ANNUAL MEETING OF STOCKHOLDERS

                               JANUARY 23, 2003

         This Proxy Statement is furnished to holders of common stock, $0.01 par value per share ("Common Stock"), of Pittsburgh Financial Corp. (the "Company"), a Pennsylvania corporation and bank holding company for Pittsburgh Savings Bank (dba BankPittsburgh) (the "Savings Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 23, 2003 at 11:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 23, 2002.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted (i) FOR the nominees for director described herein;
(ii) FOR ratification of the appointment of Ernst & Young LLP for fiscal 2003; and (iii) upon the transaction of such other business as may properly come before the meeting in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Secretary, Pittsburgh Financial Corp., 1001 Village Run Road, Wexford, Pennsylvania 15090); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

         Only stockholders of record at the close of business on December 13, 2002 ("Voting Record Date") will be entitled to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 1,408,699 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The persons receiving the greatest number of votes of the holders of the Common Stock in each class, up to the number of directors to be elected in such class, shall be elected directors of the Company. Abstentions are considered in determining the presence of a quorum and will not affect the vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Abstentions will not be counted as votes cast, and accordingly will have no effect on the voting of this proposal. Under rules applicable to broker dealers, all of the proposals for consideration at the Annual Meeting are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Thus, there are no proposals to be considered at the Annual Meeting which are considered "non-discretionary" and for which there will be "broker non-votes."

               INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
                   CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes, each of which contains approximately one-third of the Board. The directors are elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

         No director, executive officer or nominee for director of the Company is related to any other director or executive officer of the Company by blood, marriage or adoption. All of the nominees currently serve as a director of the Company. Mr. Jeffrey W. Tott was originally elected to the Board of Directors in January 2001 pursuant to an agreement with the Company. Under the agreement, the Company agreed to elect Mr. Tott to the Board for at least two years and permitted Mr. Tott to acquire up to 19.9% of the outstanding Common Stock, subject to regulatory approval. Under the agreement, among other things, Mr. Tott agreed to vote his shares of Common Stock as recommended by management of the Company on any matters submitted to stockholders during the term of the agreement.

         Unless otherwise directed, each proxy executed and returned by a stockholder will be voted FOR the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

         The following tables present information concerning the nominees for director of the Company and each director whose term continues.

            NOMINEE FOR DIRECTOR FOR A TWO-YEAR TERM EXPIRING IN 2005

                                                                Director
        Name                           Age(1)                   Since(2)
        ----                           ------                   --------
J. Ardie Dillen                          44                       1992

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS EXPIRING IN 2006

                                                                Director
        Name                           Age(1)                   Since(2)
        ----                           ------                   --------
Kenneth R. Rieger                        57                        1997
Jeffrey W. Tott                          52                        2001

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WHOSE TERMS EXPIRE IN 2004

                                                                 Director
        Name                           Age(1)                    Since(2)
        ----                           ------                    --------

Gregory G. Maxcy                         48                        1986
Richard F. Lerach                        62                        1990
James M. Droney, Jr.                     50                        1997


                      DIRECTORS WHOSE TERMS EXPIRE IN 2005

                                                                 Director
        Name                           Age(1)                    Since(2)
        ----                           ------                    --------

Charles A. Topnick                     75                          1990
R. Yvonne Campos                       54                          2001


----------

(1)      As of December 15, 2002.
(2)      Includes service as a director of the Savings Bank.

         Information concerning the principal position with the Company and the Savings Bank and principal occupation of each nominee for director and members of the Board continuing in office during the past five years is set forth below.

         J. Ardie Dillen. Mr. Dillen was named Chairman of the Board of the Company and the Savings Bank in November 1996 and August 1997, respectively. Mr. Dillen is President and Chief Executive Officer of the Savings Bank and has held the same position with the Company since its inception in September 1995. Mr. Dillen has been President and Chief Executive Officer of the Savings Bank since 1992 and was Senior Vice President of Finance and Administration of the Savings Bank from 1986 to 1992. Prior to joining the Savings Bank, Mr. Dillen was an auditor with a certified public accounting firm from 1980 to 1986.

         R. Yvonne Campos. Ms. Campos has been the President and owner of Campos Market Research, a market research firm located in Pittsburgh, Pennsylvania, since 1986.

         James M. Droney, Jr. Mr. Droney has been the President, Chief Executive Officer and part owner of Mt. Lebanon Office Equipment Co. Inc., Pittsburgh, Pennsylvania, an office equipment retailer, since 1976.

         Richard F. Lerach. Mr. Lerach has been retired since June 2002. Mr. Lerach served as Assistant General Counsel with United States Steel, LLC, Pittsburgh, Pennsylvania, from 1988 until 2002 and was an attorney with such corporation starting in 1968.

         Gregory G. Maxcy. Mr. Maxcy has been Executive Vice President of the Company and the Savings Bank since January 1998 and Secretary of the Company and the Savings Bank since July 1997 and January 1999, respectively. Mr. Maxcy served as Senior Vice President of the Company and Senior Vice President of the Savings Bank from May 1997 to January 1998. Mr. Maxcy was President of Maxcy, Gmys & Company, PC, Pittsburgh, Pennsylvania, a certified public accounting firm, from 1992 to May 1997. Mr. Maxcy also was employed by Resource Capital, Inc., Pittsburgh, Pennsylvania, an investment management services and financial planning company, from 1988 to 1994. Mr. Maxcy is a certified public accountant and a certified financial planner.

         Kenneth R. Rieger. Mr. Rieger has been Vice President and co-founder of G&R Investment Consultants, Inc., Pittsburgh, Pennsylvania, an investment advisory firm, since January 1980.

         Charles A. Topnick. Mr. Topnick has been retired since 1992. Mr. Topnick served as Senior Vice President of the Savings Bank from 1991 to 1992. From 1983 to 1990, Mr. Topnick was President of Columbia Savings and Loan Association, Pittsburgh, Pennsylvania, which was merged into the Savings Bank in 1990.

         Jeffrey W. Tott. Mr. Tott has served as President and Chief Executive Officer of Specialty Bar Products Co., a unit of FabriSteel Products, Inc., located in Blairsville, Pennsylvania, since 1987. Mr. Tott is also a director of Ferry Cap and Set Screw Company, Cleveland, Ohio, Nelson Stud Manufacturing, Cleveland, Ohio, and FabriSteel Products, Inc. Mr. Tott also serves as Chief Executive Officer of Williams Industrial, an equipment leasing company, located in Pittsburgh, Pennsylvania, and Tott and Associates, a consulting company, located in Pittsburgh, Pennsylvania.

DIRECTORS EMERITI OF THE SAVINGS BANK

         In January 1999, Jess B. Mellor became a Director Emeritus of the Savings Bank. Mr. Mellor was Secretary of the Savings Bank from 1955 to December 1998. Mr. Mellor served as Secretary of the Company from its inception in September 1995 to June 1997. Mr. Mellor is retired and was formerly Vice President of the Savings Bank from 1954 to 1986. Mr. Mellor was with the Savings Bank from its inception in 1942 to 1998 and was a director of the Savings Bank from 1954 to 1998.

         In January 2002, Stephen Spolar became a Director Emeritus of the Savings Bank. Mr. Spolar is retired and served as President and Chief Executive Officer of the Savings Bank from 1986 to 1992 and in various other officer positions from 1961 to 1986. Mr. Spolar served as a director of the Savings Bank from 1986 until 2002 and as director of the Company from its inception in 1995 until 2002.

STOCKHOLDER NOMINATIONS

         Article 7.F. of the Company's Amended and Restated Articles of Incorporation ("Articles") governs nominations for election to the Board of Directors and requires all such nominations, other than those made by or at the direction of the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of stockholders of the Company. No such proposals were received in connection with the Annual Meeting. Each written notice of a stockholder nomination is required to set forth certain information specified in the Articles.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE COMPANY AND THE SAVINGS BANK

         Regular meetings and special meetings of the Board of Directors of the Company are held as necessary. During the fiscal year ended September 30, 2002, the Board of Directors met ten times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during this period. The entire Board of Directors of the Company acts as a Nominating Committee. The Board of Directors of the Company has established the following committees:

         Executive Committee. The Executive Committee has the authority to act on general Company matters between Board meetings. The members of the Executive Committee during fiscal 2002 were Messrs. Topnick (Chairman), Dillen, Maxcy, Rieger and Lerach. The Executive Committee did not meet during fiscal 2002.

         Compensation Committee. The Compensation Committee reviews the compensation for the Company's and the Savings Bank's officers, along with employee benefits, and recommends to the Board adjustments in such compensation. The members of the Compensation Committee during fiscal 2002 were Messrs. Charles A. Topnick (Chairman), Rieger, Droney and Tott. The Compensation Committee met four times during fiscal 2002.

         Audit Committee. The Audit Committee recommends independent auditors to the Board annually and reviews the Company's financial statements and the scope and results of the audit performed by the Company's independent auditors and the Company's system of internal control with management and such independent auditors and reviews regulatory examination reports. The Audit Committee, which is comprised of Messrs. Lerach (Chairman), Tott and Topnick and Ms. Campos, met three times during fiscal 2002. The members are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. ("NASD") listing standards.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2002 for filing with the Securities and Exchange Commission.

                                       Richard F. Lerach, Chairman
                                       R. Yvonne Campos
                                       Charles A. Topnick
                                       Jeffrey W. Tott


EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Set forth below is information concerning the executive officers of the Company and the Savings Bank who do not serve on the Board of Directors of the Company. All executive officers are elected by the Board of Directors and serve until their successors are elected and qualified. No executive officer is related to any director or other executive officer of the Company by blood, marriage or adoption, and there are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer.

         Michael J. Kirk (age 39). Mr. Kirk has been Executive Vice President since January 1998 and Chief Financial Officer of the Company and the Savings Bank since January 1996. Mr. Kirk served as Senior Vice President of the Company and the Savings Bank from January 1996 to January 1998. Mr. Kirk became Vice President and Chief Financial Officer of the Savings Bank in 1992 and was Vice President and Chief Financial Officer of the Company from its inception in September 1995 through January 1996. Mr. Kirk served as an Analyst and Controller of Community Savings Association, Monroeville, Pennsylvania from 1988 to 1992 and as an auditor with Ernst & Whinney, the predecessor to Ernst & Young, LLP, from 1985 to 1988. Mr. Kirk is a certified public accountant.

         Albert L. Winters (age 52). Mr. Winters has been Senior Vice President of Operations of the Savings Bank since 1994. Mr. Winters served as Vice President of the Savings Bank from 1991 to 1993 and Assistant Vice President of the Savings Bank from 1989 to 1990. Mr. Winters joined the Savings Bank in 1970 and has served in various operational capacities.

         Jeffrey A. Martin (age 49). Mr. Martin has served as Senior Vice President and Chief Lending Officer of the Savings Bank since August 2001. Previously, Mr. Martin was Senior Vice President and Chief Credit Officer of First Community Bank, N.A., Bluefield Virginia, from February 2000 to August 2001; Vice President for Corporate and Business Banking, of Southwest Bank, Greensburg, Pennsylvania (an affiliate of First Commonwealth Financial Corporation, Indiana, Pennsylvania), from October 1998 to February 2000; Senior Vice President for Credit Administration, of First Commonwealth Bank (an affiliate of First Commonwealth Financial), from September 1990 to October 1998; and Vice President, Commercial Lending Services Group, of National Bank of the Commonwealth, Indiana, Pennsylvania (an affiliate of First Commonwealth Financial), from January 1983 to September 1990.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table on the following page sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock, (ii) the directors and nominees of the Company, (iii) certain named executive officers of the Company whose salary and bonus exceeded $100,000 in fiscal 2002, and (iv) all directors and executive officers of the Company and the Savings Bank as a group.

                                             Amount and Nature
           Name of Beneficial                  of Beneficial
           Owner or Number of                Ownership as of         Percent of
           Persons in Group                  December 13, 2002(1)   Common Stock
           ----------------                  --------------------   ------------
Pittsburgh Financial Corp.                         204,129(2)         14.5%
  Employee Stock Ownership Plan Trust
1001 Village Run Road
Wexford, Pennsylvania  15090

Directors:
  R. Yvonne Campos                                   1,400(3)             *
  J. Ardie Dillen                                  112,202(4)(5)        7.7
  James M. Droney, Jr.                               4,167(6)             *
  Richard F. Lerach                                 51,276(7)           3.6
  Gregory G. Maxcy                                  57,667(8)           4.0
  Kenneth R. Rieger                                 10,461(5)(9)          *
  Charles A. Topnick                                18,076(5)(7)        1.3
  Jeffrey W. Tott                                 139,440(10)           9.9

Certain Named Executive Officers:
  Michael J. Kirk                                  60,321(11)           4.2
  Jeffrey A. Martin                                 1,297(12)             *

All directors and executive officers
 of the Company and the Savings Bank
 as a group (11 persons)                          499,540(13)           31.9%


----------
* Represents less than 1% of the outstanding Common Stock.

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares. Shares which are subject to stock options and which may be exercised within 60 days are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by such person.

(2) The Pittsburgh Financial Corp. Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the Pittsburgh Financial Corp. Employee Stock Ownership Plan ("ESOP"). Messrs. J. Ardie Dillen, Kenneth R. Rieger and Charles A. Topnick act as trustees of the plan ("Trustees"). As of the Voting Record Date, 103,188 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees will generally vote the allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares held in the ESOP will generally be voted in the same ratio on any matter as those allocated shares for which instructions are given, subject in each case to the fiduciary duties of the ESOP trustees and applicable law. Any allocated shares which either abstain on a proposal or are not voted will be disregarded in determining the percentage of stock voted for and against each proposal by the participants and beneficiaries. The amount of Common Stock beneficially owned by directors who serve as Trustees of the ESOP and by all directors and executive officers as a group does not include the shares held by the Trust.

(3) Includes 500 shares which may be acquired by Ms. Campos upon the exercise of stock options exercisable within 60 days.

(4) Includes 1,500 shares held by Mr. Dillen's spouse in her Individual Retirement Account, 3,189 shares held by Mr. Dillen as custodian for his children, 10,110 shares held by the ESOP which have been allocated to the account of Mr. Dillen as of September 30, 2002, and 50,713 shares which may be acquired by Mr. Dillen upon the exercise of stock options exercisable within 60 days.

(5) Excludes the shares held by the ESOP, of which the named director is one of three trustees.

(6) Includes 3,250 shares which may be acquired by Mr. Droney, Jr. upon the exercise of stock options exercisable within 60 days.

(7) Includes 8,182 shares which may be acquired by the named director upon the exercise of stock options exercisable within 60 days.

(8) Includes 5,697 shares held by the ESOP which have been allocated to the account of Mr. Maxcy as of September 30, 2002, and 30,956 shares which may be acquired by Mr. Maxcy upon the exercise of stock options exercisable within 60 days.

(9) Includes 2,700 shares which may be acquired by Mr. Rieger upon the exercise of stock options exercisable within 60 days.

(10) Includes 6,000 shares held by Mr. Tott as custodian for his children and 500 shares which may be acquired by Mr. Tott upon the exercise of stock options exercisable within 60 days.

(11) Includes 6,360 shares which are held by the ESOP which have been allocated to the account of Mr. Kirk as of September 30, 2002, and 30,956 shares which may be acquired by Mr. Kirk upon the exercise of stock options exercisable within 60 days.

(12) Includes 97 shares held by the ESOP which have been allocated to the account of Mr. Martin as of September 30, 2002, and 1,200 shares which may be acquired by Mr. Martin upon the exercise of stock options exercisable within 60 days.

(13) Includes 158,155 shares which may be acquired by all directors and executive officers of the Company and the Savings Bank as a group upon the exercise of stock options exercisable within 60 days. Also includes 26,876 shares which are held by the Company's ESOP which have been allocated to the accounts of executive officers as of September 30, 2002.

                             MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

         The Company does not pay separate compensation to its officers. The following table includes individual compensation information with respect to the executive officers whose total compensation paid by the Savings Bank exceeded $100,000 for services rendered in all capacities during the fiscal year ended September 30, 2002.

                                                                                         Long-Term
                                                   Annual Compensation               Compensation Awards
                                                ---------------------------    -------------------------------
                                                                               Restricted Stock      Number of       All Other
Name and Principal Position      Fiscal Year    Salary (1)        Bonus (2)         Awards          Options(3)     Compensation (4)
---------------------------      -----------    ----------        ---------         ------          ----------     ----------------
J. Ardie Dillen                   2002           $165,000         $     --             --              8,000           $ 27,022
Chairman, President and           2001            165,000               --             --              5,000             18,794
  Chief Executive Officer         2000            162,500           60,000             --              6,000             18,719

Gregory G. Maxcy                  2002           $124,500         $     --             --              9,000           $ 20,405
Executive Vice President          2001            118,750               --             --              5,000             13,297
                                  2000            112,500           32,000             --              4,000             13,109

Michael J.  Kirk                  2002           $113,125         $     --             --              8,000           $ 18,511
Executive Vice President and      2001            108,000               --             --              5,000             12,109
  Chief Financial Officer         2000            102,500           32,000             --              4,000             11,944

Jeffrey A. Martin(5)              2002           $100,400         $     --             --              3,000           $  1,287
Senior Vice President and         2001             15,577               --             --              3,000                 --
  Chief Lending Officer


----------

(1) Does not include amounts attributable to miscellaneous benefits received by the named executive officers. In the opinion of management of the Savings Bank, the costs to the Savings Bank of providing such benefits to the named executive officers during the indicated period did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(2) Incentive bonuses were paid in January for goals achieved in the prior fiscal year.

(3) Consists of stock options granted pursuant to the Company's stock option plan which are fully exercisable in five years at the rate of 20% each year beginning one year after the date of grant.

(4)      In fiscal 2002, represents $21,969, $16,577, $15,062, and $1,110, for the allocation of shares under the Company's ESOP, and $4,950, $3,755, $3,394 and $83 in contributions pursuant to the Savings Bank's Thrift

         Plan, for the accounts of Messrs. Dillen, Maxcy, Kirk and Martin, respectively. Also includes in fiscal 2002, the economic value of group term life insurance premiums paid by the Savings Bank of behalf of Messrs. Dillen, Maxcy, Kirk and Martin, respectively, in the amount of $103, $93, $55 and $94 under the Savings Bank's group term carve-out plan.

(5)      Mr. Martin joined the Company in August 2001.

STOCK OPTIONS

         The following table discloses the total options granted to the executive officers named in the Summary Compensation Table during the year ended September 30, 2002.

                        Number of            % of Total
                         Options            Options Granted      Exercise                             Grant Date Present
    Name                Granted(1)          To Employees(2)      Price(3)       Expiration Date          Value(4)
    ----                ----------          ---------------      --------       ---------------       ------------------

J. Ardie Dillen          8,000                    26.7%          $  11.00      December 20, 2011              $17,600
Gregory G. Maxcy         8,000                    26.7              11.00      December 20, 2011               17,600
Michael J.  Kirk         8,000                    26.7              11.00      December 20, 2011               17,600
Jeffrey A. Martin        3,000                    10.0              11.00      December 20, 2011                6,600

----------

(1) Shares are exercisable at the rate of 20% per year commencing one year from the date of grant.

(2)      Percentage of options granted to all employees during fiscal 2002.

(3) The exercise price was based on the closing market price of a share of the Company's Common Stock on the date of grant.

(4) Present value of the grant at the date of grant under the Black-Scholes option pricing model.

         The following table sets forth, with respect to the executive officers named in the Summary Compensation Table, information with respect to the aggregate amount of options exercised during the last fiscal year, any value realized thereon, the number of unexercised options held at the end of the fiscal year (exercisable and unexercisable) and the value with respect thereto under specified assumptions.

                                                                                                     Value of Unexercised
                                                                 Number of Unexercised                   Options at
                               Shares                          Options at Fiscal Year End            September 30, 2002(1)
                             Acquired on           Value       --------------------------------------------------------------------
   Name                       Exercise           Realized      Exercisable      Unexercisable    Exercisable       Unexercisable
   ----                       --------           --------      -----------      -------------    -----------       -------------
J. Ardie Dillen                  --                --            50,713            14,200           $57,759           $25,370
Gregory G. Maxcy                 --                --            30,956            13,000            13,268            22,262
Michael J.  Kirk                 --                --            30,956            13,000            34,477            22,262
Jeffrey A. Martin                --                --             1,200             4,800               480             1,920

----------

(1)      Based on a per share market price of $11.59 at September 30, 2002.

COMPENSATION OF DIRECTORS

         The Company pays non-employee directors a quarterly retainer of $500. The monthly Savings Bank Board retainer is $650 and the fee per meeting attended is $650. The Company and the Savings Bank do not pay any fees for attendance at committee meetings. Mr. Dillen and Mr. Maxcy receive no additional compensation as Chairman of the Board and Secretary of the Company and the Savings Bank, respectively.

         In fiscal 2002, the Savings Bank purchased split dollar life insurance on behalf of the non-employee directors of the Savings Bank, except for Mr. Tott who declined coverage. Under the agreements, each non-employee director's estate will receive a term life insurance payment of $100,000 and the Savings Bank will receive the remainder of the cash surrender portion of such policy.

EMPLOYMENT AGREEMENTS

         The Company and the Savings Bank (collectively, the "Employers") have entered into employment agreements with each of Messrs. Dillen, Maxcy and Kirk, and the Savings Bank has entered into an employment agreement with Messrs. Martin and Winters (the "Executives"). Messrs. Dillen, Maxcy and Kirk are the Chairman, President and Chief Executive Officer, the Executive Vice President and Secretary, and the Executive Vice President and Chief Financial Officer of the Company and the Savings Bank, respectively. Messrs. Martin and Winters are Senior Vice Presidents of the Savings Bank. The Employers have agreed to employ Messrs. Dillen, Maxcy and Kirk for a term of three years and Messrs. Martin and Winters for a term of two years in their current respective positions at their current salary levels. The employment agreements will be reviewed annually by the Boards of Directors of the Employers, and the term of employment agreements shall be extended each year for a successive additional one-year period upon approval of the Employers' Board of Directors, unless either party elects, not less than 30 days prior to the annual anniversary date, not to extend the employment term.

         Each of the employment agreements are terminable with or without cause by the Employers. The Executives shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause. The agreements provide for certain benefits in the event of an Executives' death, disability or retirement. In the event that (i) the Executive terminates his employment (a) because of failure of the Employers to comply with any material provision of the agreement or (b) as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, the Executive will be entitled to a cash severance amount equal to 2.99 times the officer's base salary, as defined, in the case of Messrs. Dillen, Maxcy and Kirk, and two times base salary for Messrs. Martin and Winters payable in installments over three years (in the case of Messrs. Dillen, Maxcy and Kirk) or two years (in the case of Messrs. Martin and Winters). Based upon compensation levels at September 30, 2002, in the event of a termination of employment following a Change in Control, Messrs. Dillen, Maxcy and Kirk would receive $493,350, $376,740 and $342,355, respectively, in cash severance and Messrs. Martin and Winters would receive $200,000 and $156,000, respectively. Mr. Dillen's agreement also provides for a severance payment in the event of a termination of the agreement resulting from a change by the Employers to his title or duties. Severance payments are generally reduced by 50% of the compensation paid by another employer during the payment period. In certain cases of voluntary resignation, the reduction would not apply.

         A Change in Control is generally defined in the employment agreement to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

         Each employment agreement provides that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments contingent on a change of control with a present value equal to or in excess of three times the base amount, which is defined to mean the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are generally not deductible by the employer as compensation expense for federal income tax purposes.

         Although the above-described employment agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

PENSION PLAN

         The Savings Bank participates in a multiple employer defined benefit pension plan that covers all employees that have attained 21 years of age and have completed one full year of service (consisting of 1,000 hours worked during the year). In general, the pension plan provides for benefits payable monthly at retirement or normal retirement age 65 in an amount equal to a percentage of the participant's average annual salary for the five consecutive years of highest salary during his service with the Savings Bank, multiplied by the number of his years of service, with a reduced level of benefits in the event of early retirement prior to having attained age 65.

         Payment of benefits under the pension plan generally will be made in the form of a life annuity to an unmarried participant or in the form of a qualified joint and survivor annuity to a married participant, although alternative forms of benefits are available. The pension plan provides a death benefit payment, in the event of death prior to retirement.

         For the year ended September 30, 2002, the Company recognized no pension expense. At September 30, 2002, Messrs. Dillen, Maxcy, Kirk and Martin had 16, five, 10 and one years of service under the pension plan and would be entitled to an annuity equal to $31,720, $7,644 and $0, respectively, upon retirement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

         The Boards of Directors of the Company and the Savings Bank have adopted a Supplemental Executive Retirement Plan ("SERP") to provide certain additional retirement benefits to participating executive officers, which currently consist of Messrs. Dillen, Maxcy and Kirk. The SERP was adopted in order to provide benefits to such executives whose benefits are reduced under the Company's tax-qualified benefit plans pursuant to limitations under the Internal Revenue Code. The SERP provides that the executives shall receive a supplemental retirement benefit if the executive's employment is terminated after he reaches the normal retirement age of 62. The supplemental amount is calculated to produce a deferred retirement benefit payable by the employers based upon an maximum annual retirement benefit of $156,000, $96,000 and $96,000 for Messrs. Dillen, Maxcy and Kirk, respectively, subject to a minimum five-year vesting schedule, payable for twenty years. If the Company's return on average assets does not reach a targeted amount during the five-year vesting period, then there will be no vesting for that year under the SERP and the vesting period will be extended. The above benefits may be increased by the Savings Bank's Board of Directors in its discretion. If the executive's employment is terminated prior to age 62 for other than death, disability, cause or a change in control, the executive will receive his vested accrued benefit in monthly installments over 20 years. The vested accrued benefit increases with each additional year of service, with the early termination benefit gradually increasing until it equals the normal retirement benefit at age 62. If the executive's employment is terminated due to disability prior to age 62, the executive will receive a monthly disability benefit for 240 months, which is equal to the early termination benefit after the executive is 100% vested. If the executive dies prior to age 62, his beneficiary shall still receive a normal retirement benefit for 240 months. If a change of control occurs while the executive is actively employed, the executive shall be credited with three additional years of service per purposes of determining his supplemental retirement benefit. If the payments under the SERP, either alone or together with other payments and benefits which the executive has the right to receive from the employers, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits under the SERP shall be reduced by the amount necessary to result in no portion of the payments and benefits being non-deductible to the Company and the Savings Bank pursuant to Section 280G of the Code and subject to the excise tax imposed under
Section 4999 of the Code. For the year ended September 30, 2002, the Company recognized expense under the SERP of $56,023.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all forms they file pursuant to
Section 16(a) of the Exchange Act.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its executive officers and directors, the Company believes that during, and with respect to, fiscal 2002, the Company's executive officers and directors complied in all respects with the reporting requirements promulgated under Section 16(a) of the Exchange Act.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

         All loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, unless the loans are made pursuant to a benefit or compensation program that (i) is widely available to employees of the institution and (ii) does not give preference to any director, executive officer or principal stockholder, or certain affiliated interests of either, over other employees of the savings institution, and must not involve more than the normal risk of repayment or present other unfavorable features.

         The Savings Bank's policy provides that all loans made by the Savings Bank to its directors and officers are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. As of September 30, 2002, mortgage and consumer loans to executive officers and directors aggregated $431,406 or 0.1% of the Savings Bank's equity as of such date. The Savings Bank believes that such loans do not involve more than the normal risk of collectibility.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Savings Bank's Board of Directors reviews the compensation for the Savings Bank's officers, along with employee benefits, and recommends to the Board adjustments in such compensation. The members of the Compensation Committee are Messrs. Charles A. Topnick (Chairman), Droney, Rieger and Tott. Mr. Topnick formerly served as an officer of the Savings Bank.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The report of the Compensation Committee with respect to compensation for the Chairman, President and Chief Executive Officer and all other executive officers for the fiscal year ended September 30, 2002 is set forth below:

         The purpose of the Committee is to provide oversight of the personnel related policies of the Company and the Savings Bank, including the establishment of an executive compensation philosophy for the organization and the monitoring of compensation plans and strategies to determine conformity with the overall philosophy. The Committee also is responsible for ensuring that the financial costs of current or proposed compensation and benefit programs are reasonable and consistent with industry standards, management performance and stockholders' interest. A competitive comprehensive benefit program is essential to achieving the goal of retaining and attracting highly qualified employees.

         The Committee considers the following criteria when establishing its recommendation to the Board of Directors regarding the compensation level of the Chief Executive Officer and other executive officers of the Company and the Savings Bank:

         - The overall competitive performance of the Company and the Savings Bank during the fiscal year under consideration including the level of, and/or increases in earnings per share, return on equity, return on assets and consideration of the individual, as well as combined measures of progress of the Company and the Savings Bank in different areas, including the improvement in market share and franchise value, the quality of the loan portfolio, the level of non-performing assets, efficiency ratio levels as compared to peer groups and other objectives as may be established by the Board of Directors.

         -        The Company's and the Savings Bank's regulatory ratings.

         - The compensation and benefit levels of comparable management positions to peer group institutions of similar asset size and operating characteristics, with a concentration on those institutions operating within the Mid-Atlantic region and specifically Pennsylvania.

         - The individual effectiveness of the Chief Executive Officer relative to overall management efficiency and leadership and his commitment to professional involvement, civic activities and the maintenance of corporate stature enhancing the image of the Company and the Savings Bank in its market place.

         The compensation arrangements and recommendations of the Committee include a base salary and a bonus component if the executive's performance is judged to warrant such a bonus. The officers of the Company are not specifically compensated for their service in such capacity and are paid only for their services as officers of the Savings Bank.

         The base compensation of J. Ardie Dillen, Chairman, President and Chief Executive Officer of the Company and the Savings Bank, was established at $165,000 as of January 1, 2000 and will remain in effect through December 31, 2002. Mr. Dillen did not receive a bonus for his service during fiscal 2000 and 2001. Mr. Dillen's overall compensation level, determined with the aforementioned criteria, was based on an examination of the peer group companies relative to salary and bonus compensation for chief executive officers. Additionally, the Committee recognized that Mr. Dillen serves as Chairman of the Company and the Savings Bank.

         Following extensive review by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors for their approval.

                                               Charles A. Topnick, Chairman
                                               James M. Droney, Jr.
                                               Kenneth R. Rieger
                                               Jeffrey W. Tott

PERFORMANCE GRAPH

         The following graph compares the cumulative total returns for the Common Stock of the Company, the SNL All Thrift Index and the Nasdaq Total Return Index for the five-year period ending September 30, 2002. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the period.




                              [PERFORMANCE GRAPH]


                                             PERIOD ENDING
-----------------------------------------------------------------------------------------------------------------
INDEX                         09/30/97       09/30/98        09/30/99       09/30/00      09/30/01       09/30/02
-----------------------------------------------------------------------------------------------------------------
Pittsburgh Financial Corp.    100.00         81.08          74.28          57.10          77.31          78.51
NASDAQ - Total US*            100.00        101.58         165.72         220.06          89.95          70.86
SNL Thrift Index              100.00         89.65          85.40         103.88         140.31         147.68


                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed Ernst & Young LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending September 30, 2003, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

         The Company has been advised by Ernst & Young LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Ernst & Young LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         Audit Fees. The aggregate amount of the fees of Ernst & Young for its audit of the Company's annual financial statements for fiscal 2002 and its reviews of the Company's unaudited interim financial statements included in reports filed by the Company under the Exchange Act during the year was $76,900.

         Audit Related Fees. The aggregate amount of audit related fees of Ernst & Young for fiscal 2002 was $14,200, which related to the audit of the Company's Employee Stock Ownership Plan and additional services performed in connection with a review of an SEC comment letter.

         Financial Information Systems Design and Implementation. Ernst & Young did not provide any services to the Company for financial information systems design and implementation during fiscal 2002.

         All Other Fees. The aggregate amount of the fees of Ernst & Young for all other services rendered by it to the Company during fiscal 2002 was $31,000. These services consisted primarily of preparation of the Company's 2001 federal and state tax returns and general tax consulting.

         The Board of Directors and its Audit Committee considered the compatibility of the non-audit services provided to the Company by Ernst & Young in fiscal 2002 on the independence of Ernst & Young from the Company in evaluating whether to appoint Ernst & Young to perform the audit of the Company's financial statements for the year ending September 30, 2003.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003.

                              STOCKHOLDER PROPOSALS

         Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which currently is scheduled to be held in January 2004, must be received at the principal executive offices of the Company, 1001 Village Run Road, Wexford, Pennsylvania 15090, Attention: Gregory G. Maxcy, Secretary, no later than August 25, 2003.

         Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 10.D. of the Company's Articles, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company, or not later than October 25, 2003 in connection with the next annual meeting of stockholders of the Company. Such stockholder's notice is required to set forth certain information specified in the Articles. No such proposals were received in connection with the Annual Meeting.

                                 ANNUAL REPORTS

            A copy of the Company's Annual Report to Stockholders for the year ended September 30, 2002 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

            Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 2002 required to be filed under the Exchange Act. Such written requests should be directed to Michael J. Kirk, Executive Vice President and Chief Financial Officer, Pittsburgh Financial Corp., 1001 Village Run Road, Wexford, Pennsylvania 15090. The Form 10-K is not part of the proxy solicitation materials.

                                  OTHER MATTERS

         Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

REVOCABLE PROXY                                       PITTSBURGH FINANCIAL CORP.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PITTSBURGH FINANCIAL CORP. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 23, 2003 AND AT ANY ADJOURNMENT THEREOF.

         The undersigned, being a stockholder of the Company as of December 13, 2002, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Library Center, GRW Theatre, Second Level, 414 Wood Street, Pittsburgh, Pennsylvania, on Thursday, January 23, 2003 at 11:00 a.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1.       ELECTION OF DIRECTORS

Nominees for a three-year term:            Kenneth R. Rieger and Jeffrey W. Tott

         [ ] FOR                                  [ ] WITHHOLD AUTHORITY

Nominee for a two-year term:               J. Ardie Dillen

         [ ] FOR                                  [ ] WITHHOLD AUTHORITY

                  NOTE: To withhold authority to vote for an individual nominee, strike a line through that nominee's name. Unless authority to vote for all of the foregoing nominees is withheld, this Proxy will be deemed to confer authority to vote for each nominee whose name is not struck.

2. PROPOSAL to ratify the appointment by the Board of Directors of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending September 30, 2003.


         [ ] FOR                     [ ] AGAINST                     [ ] ABSTAIN


3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

         SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF RETURNED BUT NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.

                                       Dated:
                                             -----------------------------------

                                       -----------------------------------------
                                               Signature of Stockholder

                                       -----------------------------------------
                                               Signature of Stockholder

                           NOTE: PLEASE SIGN THIS EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.